Exhibit 99.1

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. II THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON DECEMBER 17, 2020 The undersigned hereby appoints Chamath Palihapitiya, Ian Osborne, Steven Trieu, Simon Williams, Adam Bain or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the P“Shares”, at the extraordinary general meeting of Social Capital Hedosophia Holdings Corp. II, a Cayman Islands exempted O https://www.cstproxy.com/socialcapitalhedosophiaholdingsii/sm2020, and at any adjournments thereof. Such Shares shall Xbe voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side Yhereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof. CThe undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for Asaid extraordinary general meeting. RTHE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED DHEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on December 17, 2020: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at https://www.cstproxy.com/socialcapitalhedosophiaholdingsii/sm2020. SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS., 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11. Please mark vote as indicated in this example Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of September 15, 2020 (the “Merger Agreement”), by and among SCH, Hestia Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub”) and Opendoor Labs Inc., a Delaware corporation (the “Opendoor”), a copy of which is attached to this proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Opendoor (the “Merger”), with Opendoor surviving the Merger as a wholly owned subsidiary of Opendoor Technologies, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus (the “BCA Proposal”); Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of SCH’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”) (the “Domestication Proposal”); Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, the following material differences between SCH’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Social Capital Hedosophia Holdings Corp. II (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Opendoor Technologies Inc.” in connection with the Business Combination (SCH after the Domestication, including after such change of name, is referred to herein as “Opendoor Technologies”): Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized capital stock of SCH from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “SCH Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”), and 5,000,000 preferred shares, par value $0.0001 per share (the “SCH preferred shares”), to 3,000,000,000 shares of common stock, par value $0.0001 per share, of Opendoor Technologies (the “Opendoor Technologies common stock”) and shares 100,000,000 of preferred stock, par value $0.0001 per share, of Opendoor Technologies (the “Opendoor Technologies preferred stock”) (“Organizational Documents Proposal A”); FORAGAINST ABSTAIN FORAGAINST ABSTAIN FORAGAINST ABSTAIN Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Opendoor Technologies to issue any or all shares of Opendoor Technologies preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by Opendoor Technologies’ board of directors and as may be permitted by the DGCL (“Organizational Documents Proposal B”); Proposal No. 5 — Organizational Documents Proposal C — to provide that Opendoor Technologies’ board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term (“Organizational Documents Proposal C”); and Proposal No. 6 — Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex I and Annex J, respectively), including (1) changing the corporate name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.,” (2) making Opendoor Technologies’ corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) electing not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL and (5) removing certain provisions related to SCH’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SCH’s board of directors believes is necessary to adequately address the needs of Opendoor Technologies after the Business Combination (“Organizational Documents Proposal D”); Proposal No. 7 — The Director Election Proposal — to consider and vote upon a proposal, assuming the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to elect seven directors who, upon consummation of the Business Combination, will be the directors of Opendoor Technologies (the “Director Election Proposal”); Proposal No. 8 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Opendoor Technologies common stock (the “Stock Issuance Proposal”); Proposal No. 9 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “Incentive Award Plan Proposal”); Proposal No. 10 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Opendoor Technologies Inc. 2020 Employee Stock Purchase Plan (the “ESPP Proposal”); and Proposal No. 11 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”). X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Date: , 2020 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.